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                                    GLENBROOK LIFE
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                            A MEMBER OF THE ALLSTATE GROUP

/ / NEW APPLICATION                         GLENBROOK LIFE AND ANNUITY COMPANY
                                            P. O. BOX 94042
/ / POLICY CHANGE APPLICATION                    PALATINE, IL 60094

CONTRACT NUMBER                        PART 1 - APPLICATION

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1.  GENERAL INFORMATION

                                       IF NAME HAS BEEN CHANGED IN LAST 2
PROPOSED INSURED (FIRST, MIDDLE, LAST) YEARS, INDICATE NAME BEFORE CHANGE.

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ADDRESS (STREET, CITY, STATE, ZIP)     HOME PHONE NUMBER

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AGE  BIRTHDATE  STATE/COUNTRY OF BIRTH  SOC. SEC. NO.  OCCUPATION    / / MALE

- ---- ---------- ----------------------- -------------- -------------- / / FEMALE
EMPLOYER NAME           DATE OF EMPLOYMENT       BUSINESS PHONE NUMBER

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                                            IF NAME HAS BEEN CHANGED IN LAST 2
PROPOSED CO-INSURED (FIRST, MIDDLE, LAST)   YEARS, INDICATE NAME BEFORE CHANGE.

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ADDRESS (STREET, CITY, STATE, ZIP)          HOME PHONE NUMBER

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AGE  BIRTHDATE  STATE/COUNTRY OF BIRTH  SOC. SEC. NO.  OCCUPATION    / / MALE

- ---- ---------- ----------------------- -------------- -------------- / / FEMALE
EMPLOYER NAME           DATE OF EMPLOYMENT       BUSINESS PHONE NUMBER

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Owner (if other than Proposed Insured)
     (FIRST, MIDDLE, LAST)                       SOC. SEC. NO.       BIRTHDATE

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ADDRESS (STREET, CITY, STATE, ZIP)  HOME PHONE NUMBER  RELATIONSHIP TO INSURED

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BENEFICIARY(IES)  PRIMARY CONTINGENT  RELATIONSHIP TO INSURED % OF DEATH BENEFIT

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2.  WILL THIS CONTRACT REPLACE OR CHANGE ANY PENDING OR EXISTING LIFE INSURANCE
    POLICY OR ANNUITY POLICY?     / / YES   / / NO
    IF YES, PLEASE LIST COMPANY NAME                  POLICY NUMBER

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3. MODIFIED SINGLE PREMIUM VARIABLE LIFE
    PURCHASE PAYMENT              INITIAL DEATH BENEFIT

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INVESTMENT ALTERNATIVE ALLOCATION -- $ OR % (CIRCLE ONE)

    DEAN WITTER                   FIDELITY            DREYFUS

    VIS Dividend Growth           VIP Growth          VIF Socially Responsible
- -----                        -----               ------
    VIS European Growth           VIP II Contrafund   VIF Small Company Stock
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    VIS Utilities                 VIP High Income     VIF Growth & Income
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    VIS Quality Income                                VIF Money Market
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    MFS                           TWENTIETH CENTURY

    Emergency Growth              TCI International
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    Limited Maturity              TCI Balanced
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                                   MEDICAL HISTORY
(Questions below refer to anyone proposed for this insurance.)
4.  Has anyone proposed for this insurance used any tobacco or       YES  NO
    nicotine products in the past 24 months?....................     / /  / /
5.  Has anyone proposed for this insurance been:
    a.   Hospitalized or surgically treated within the last 2
         years for heart attack, chest pain or disorder
         of the heart?..........................................    / /  / /
    b.   Treated within the last 5 years or told they have
         cancer (other than skin cancer, excluding melanoma)?...    / /  / /
    c.   Diagnosed or treated by a member of the medical
         profession for: stroke  or  other cerebrovascular
         disorder, diabetes treated with insulin, kidney
         disorder (not to include bladder or prostate),
         Alzheimer's disease or other disorder of the brain
         or nervous system, liver disorder, organ transplant,
         Acquired Immune Deficiency Syndrome (AIDS) or AIDS
         Related Complex (ARC) or sought or received
         treatment or advice for alcohol or drug use?...........    / /  / /
6.  Has anyone proposed for this insurance been:
    a.   Diagnosed with or treated within the last 10 years
         for: heart disorder or irregular heart beat, blood
         pressure treated with medication, vascular or
         circulatory disorder, fainting spells, emphysema or
         other chronic lung or respiratory disorder, cancer
         (other than skin cancer, excluding melanoma),
         diabetes, Crohn's disease, regional enteritis,
         ulcerative colitis?....................................    / /  / /
    b.   Unable to work or perform regular activities for
         more than 7 consecutive days within the past 6
         months because of sickness or injury?..................    / /  / /
7.  Within the last 5 years, has anyone proposed for this
    insurance had surgery or been advised to have
    any diagnostic test, hospitalization, or surgery
    which was not completed?....................................    / /  / /

8.  Provide full details here for Questions 5, 6 and 7 answered "Yes":

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I HAVE READ THIS APPLICATION, AND I DECLARE THAT ALL ANSWERS WRITTEN ON THIS
APPLICATION ARE FULL AND CORRECT TO THE BEST OF MY KNOWLEDGE AND BELIEF. I ALSO UNDERSTAND THAT:

a. Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

b. This Application shall be a part of any insurance contract issued by Glenbrook.

c. Glenbrook has the right to require a medical exam, test, or other information on the person proposed for this insurance.

d. Any changes are agreed to if the contract issued is accepted, but written agreement will be obtained from me for any changes, in insurance amount, rating class or age at issue. (In Idaho, Kentucky, and West Virginia, written agreement will be obtained for any changes.)

e. Insurance will start only as provided in the Receipt and Temporary Insurance Agreement issued in connection with this Application. If no receipt is issued, or if insurance under it has stopped and not started again, no insurance will start by reason of this Application until the contract is delivered and the payment is accepted by Glenbrook. In this case insurance will start on the date shown in the contract, except that no insurance will start on the start date of the contract if the health of the person proposed for this insurance is not as described in this Application.

f. Only an officer of Glenbrook may change this Application or waive a right or requirement. No agent may do this.

g. By signing this application, the named owner certifies under penalties of perjury that: 1) the Social Security Number shown on Question 1 of this Application is correct, and 2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the internal revenue service has notified me that I am no longer subject to backup withholding. (If you are subject to backup withholding, cross out item 2 above.)

h. I UNDERSTAND THE DEATH BENEFIT, CASH SURRENDER VALUE AND ACCOUNT VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. I HAVE RECEIVED THE CURRENT PROSPECTUS FOR THIS VARIABLE LIFE PRODUCT. I BELIEVE THAT THIS VARIABLE PRODUCT IS CONSISTENT WITH MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES.

PLEASE REVIEW ALL INFORMATION BEFORE SIGNING.

                   DATE                       SIGNATURE OF PROPOSED INSURED

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  SIGNATURE OF OWNER IF OTHER THAN INSURED  SIGNATURE OF PROPOSED CO-INSURED

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AGENT INFORMATION AND SIGNATURE
BY SIGNING THIS APPLICATION, AS THE WRITING AGENT I CERTIFY THAT TO THE BEST OF MY KNOWLEDGE, REPLACEMENT OF EXISTING LIFE INSURANCE OR ANNUITY / / IS / / IS
NOT   INVOLVED IN THIS SALE.

    AGENT'S NAME (PLEASE PRINT)                  AGENT'S SIGNATURE

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       AGENT'S PHONE NUMBER                          BANK NAME

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           CITY/STATE                             AGENT/BRANCH NO.

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             DATE

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                    GLENBROOK LIFE AND ANNUITY COMPANY (GLENBROOK)


             NOTICE REGARDING THE MEDICAL INFORMATION BUREAU (MIB), INC. Information regarding your insurability will be treated as confidential. Glenbrook or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, Inc. (MIB, Inc.), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

Glenbrook or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance.

                      NOTICE UNDER THE FAIR CREDIT REPORTING ACT
In compliance with the Fair Credit Reporting Act, you are hereby notified that an Investigative Consumer Report may be made through personal interviews with neighbors, friends, associates, or other persons concerning the character, general reputation, personal characteristics, and mode of living (except as may be related directly or indirectly to sexual orientation) of the person proposed for this insurance. You may obtain additional information concerning the nature and scope of this investigation by writing to Glenbrook Life and Annuity Company, P.O. Box 94042, Palatine, Illinois, 60094.

In addition, upon your written request you will be informed whether or not an Investigative Consumer Report was requested in connection with your application. If one was requested, you will receive the name and address of the consumer reporting agency to whom the request was made. You may inspect and review a copy of the Investigative Consumer Report by contacting the consumer reporting agency.

                      PERMIT TO OBTAIN AND DISCLOSE CERTAIN DATA
A. Glenbrook, its reinsurers, and consumer reporting agencies may get data about my health, occupations, mode of living (except as may be related directly or indirectly to sexual orientation), and avocations. I understand that the information obtained by use of this authorization will be used to determine eligibility for insurance and/or benefits.

B. Any doctor, practitioner, medical or medically related facility, the Veterans Administration, the Medical Information Bureau, Inc. (MIB, Inc.), employer, consumer reporting agency, or insurance company which has such data about me may give such data to Glenbrook when this permit or a copy of it is shown. All sources but the MIB, Inc., may give such data to agencies Glenbrook has hired to retrieve the information for them.

C. Data about mental illness, alcoholism, sexually transmitted disease, and the use of drugs is to be included.

D. Glenbrook or its reinsurers may make a brief report about me to other companies to which I have applied or may apply.

E.  This permit is good for 30 months after it is signed.

F.  Glenbrook may obtain an investigative consumer report on me.
    / / I want to be interviewed if such report is obtained.

G. I have read this permit and have a copy. I also have the NOTICE REGARDING MIB, INC., and the NOTICE UNDER THE FAIR CREDIT REPORTING ACT.

              DATE                          SIGNATURE OF PROPOSED INSURED

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         AGENT'S SIGNATURE                  SIGNATURE OF PROPOSED CO-INSURED

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                                       SIGNATURE OF OWNER IF OTHER THAN INSURED

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                      RECEIPT AND TEMPORARY INSURANCE AGREEMENT
                             (Referred to as "Agreement")

All checks must be made payable to Glenbrook Life and Annuity Company. Do not make checks payable to the agent or leave the payee blank.

$        has been received from        as payment for life insurance on the
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proposed  insured as applied for on this date, except as limited in the Amount of Insurance section below.

               NO INSURANCE WILL TAKE EFFECT EXCEPT AS DESCRIBED BELOW

WHEN TEMPORARY INSURANCE STARTS
If payment has been accepted by us and if Part 1 of the Application has been completed on or before the date of this Agreement, temporary insurance under this Agreement will start on the date of this Agreement except: if the applicant is told that a medical exam is required, then the temporary insurance will start when the medical exam is completed.



WHEN TEMPORARY INSURANCE WILL STOP

Temporary insurance under this Agreement will stop on the first of the dates below:
1.  The date we write to the Owner indicating that we have stopped considering
    the Application.  We have the absolute right to     stop.
2. The date we write to the Owner indicating that a medical exam is required, in which event insurance will stop. Insurance under this Agreement will start again when the required medical exam is done. We have the absolute right to require such medical exam.
3. The date we agree to issue the coverage applied for in the Application. The insurance will then be provided by the contract as of its start date and not by this Agreement.
4. The date we offer to issue insurance other than as applied for in the Application.
5. Sixty days from the date of this Agreement, except that in Connecticut written notice of termination will first be sent.

We will refund all payments for which this Agreement was given if we stop considering the Application.


AMOUNT OF INSURANCE
If temporary insurance under this Agreement is in effect, it will have the same benefits, provisions, and limitations and be for the same amount as the contract applied for. However, we will provide no more than a combined total of $500,000 of temporary life insurance under this Agreement and all other Agreements issued for pending Applications for the person to whom this receipt was issued.

CONDITIONS UNDER WHICH THERE IS NO COVERAGE
1. If in the answers in the Application, there is fraud or misrepresentation material to the underwriter's acceptance of the risk, then no insurance starts under this Agreement. We will pay only a refund of all payments made.
2. If the person proposed for this insurance dies by suicide while sane or self-destruction while insane, we will pay only a refund of all payments made. We may offer to issue insurance other than as applied for in the Application on the person proposed for this insurance.
3. No insurance starts under this Agreement if no payment is received or if a check or draft given as payment is not honored by the bank.

NO ONE MAY WAIVE OR CHANGE ANY OF THE TERMS OF THIS AGREEMENT.


              DATE                          AGENT'S SIGNATURE

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